SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT entered into as of the 31st day of August, 2015 (this "Agreement "), by and between the investors identified on Exhibit A hereto (each an “Investor, collectively, the “Investors”), and ULURU INC., a Nevada corporation (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to each Investor,  and each Investor shall purchase the Investor’s Purchase Shares (as defined below); and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1                      DEFINED TERMS as used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

"AGREEMENT" shall have the meaning specified in the preamble hereof.

"CLAIM NOTICE" shall have the meaning specified in Section 9.3(a).

"CLOSING" shall mean the closing of the purchase and sale of the Purchase Shares pursuant to Section 2.3.

"CLOSING CERTIFICATE" shall mean the closing certificate of the Company in the form of Exhibit C hereto.

"CLOSING NOTICE" shall mean a written notice, substantially in the form of Exhibit B hereto, to each Investor notifying the Investor that the conditions to Closing are satisfied, or will be satisfied at Closing, and designating a date for Closing of the purchase and sale of the Purchase Shares pursuant to the terms of this Agreement.

"COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share.
"COMPANY" shall have the meaning specified in the preamble to this Agreement.

"DAMAGES" shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

"DISPUTE PERIOD" shall have the meaning specified in Section 9.3(a).

"DWAC" shall have the meaning specified in Section 2.3.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“EXCHANGE CAP” shall have the meaning set forth in Section 7.1(c).

"FINRA" shall mean the U.S. Financial Industry Regulatory Authority, Inc.

"INVESTMENT AMOUNT" shall mean, with respect to each Investor, the “Investment Amount” designated on Exhibit A with respect to such Investor.

"INDEMNIFIED PARTY" shall have the meaning specified in Section 9.3(a).

"INDEMNIFYING PARTY" shall have the meaning specified in Section 9.3(a).

"INDEMNITY NOTICE" shall have the meaning specified in Section 9.3(b).

"INVESTOR" shall have the meaning specified in the preamble to this Agreement.

"MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of this Agreement.

"PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"PRINCIPAL MARKET" shall mean any of the national exchanges (i.e. NYSE, NYSE AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

"PURCHASE PRICE" shall mean $0.38.

"PURCHASE SHARES" shall the number of shares of Common Stock, with respect to each Investor, equal to Investment Amount divided by the Purchase Price.

"REGISTERED SECURITIES" shall mean the (a) Purchase Shares, and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registered Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act or (iv) in the opinion of counsel to the Company, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(b)(i) (or any similar provision then in effect) under the Securities Act.

"REGISTRATION STATEMENT" shall mean the Company’s effective registration statement on file with the SEC, and any follow up registration statement or amendment thereto.

"REGULATION D" shall mean Regulation D promulgated under the Securities Act.

"RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

"SEC" shall mean the United States Securities and Exchange Commission.

"SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended, and rules promulgated thereunder.

"SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's then most recently completed and reported fiscal year as of the time in question (provided that if the date in question is within ninety days after the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the preceding fiscal year).

“SHORT SALES” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

"THIRD PARTY CLAIM" shall have the meaning specified in Section 9.3(a).

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

“TRANSACTION DOCUMENTS” shall mean this Agreement and the Registration Rights Agreement.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1           AGREEMENT TO PURCHASE

(a)          Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on the Closing Date designated in a Closing Notice, each Investor shall purchase, and the Company shall sell to each such Investor, the Purchase Shares associated with such Investor at a per-share price equal to the Purchase Price, for a total purchase price for each Investor equal to the Investment Amount.

Section 2.2 MECHANICS.

(a)         CLOSING NOTICE. At any time prior to January 1, 2016, the Company may deliver a Closing Notice, subject to the conditions set forth in Section 7.2. A Closing Notice shall be deemed delivered on (i) the Trading Day it is received by email by the Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by email after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.

Section 2.3           CLOSING. With respect to the Closing Notice, the Closing shall occur on the date designated therein as the date for Closing (the “Closing Date”) provided such date is at least three (3) Trading Days following the date the Closing Notice is deemed to have been delivered. Prior to Closing, each Investor shall initiate a DWAC share transfer request through its broker.  At the Closing, the Company shall deliver to each Investor’s brokerage account the Purchase Shares, and each Investor shall pay to the Company the Investment Amount by wire transfer of immediately available funds to an account designated by the Company within five (5) Trading Days 0f the Closing Date. In addition, on or prior to such Closing Date, each of the Company and each Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.4           PROMISE TO PAY.  Effective as of Closing and the Company’s issuance of the Purchase Shares to an Investor, such Investor hereby promises to pay to the order of the Company the Investment Amount on the date of such Closing (and in no event later than five (5) Trading Days after the date of such Closing).   The covenant of each Investor in Section 2.3 and 2.4 shall deemed to be a promissory note to the Company with a maturity of five (5) Trading Days following Closing, and the Company shall have all remedies available with respect to any failure of an Investor to pay the Investment Amount on the maturity date, and Investor shall be responsible to reimburse the Company for all costs of collection of the Investment Amount if it is not paid on or before the maturity date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

Each Investor represents and warrants to the Company that:

Section 3.1           INTENT. Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Registered Securities to or through any person or entity; provided, however, that Investor reserves the right to dispose of the Registered Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2           NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3           SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Registered Securities.  In addition, Investor is not a U.S. Person (as defined in Regulation S) and was not in the United States at the time Investor was solicited or at any time prior to and through the date of this Agreement.  Investor acknowledges that an investment in the Registered Securities is speculative and involves a high degree of risk.

Section 3.4           AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a valid and binding obligation of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.5           NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6          ORGANIZATION AND STANDING. Investor is an entity that validly exists in the jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

Section 3.7           ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8           DISCLOSURE; ACCESS TO INFORMATION. Investor has received and reviewed copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.  Investor has relied solely on the SEC Documents with respect to Investor’s decision to execute this Agreement and has not relied upon any oral statement by any officer, director or agent of the Company (or any third party) and agrees that it is not authorized to rely on any representations or warranties other than as set forth herein.

Section 3.9           MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor that, except as disclosed in the SEC Documents:

Section 4.1           ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2           AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Purchase Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c)  this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3                      CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, $0.001 par value per share, of which 25,034,026 shares were issued and outstanding as of August 31, 2015. Except as disclosed in the Company’s SEC Filings, there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4           COMMON STOCK. To its knowledge, the Company is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market which is presently the OTCQB.

Section 4.5           SEC DOCUMENTS. The Company has made available to each Investor true and complete copies of the SEC Documents. To the Company’s knowledge, the Company has not provided to any Investor any material information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates but as modified or corrected by amendments, the SEC Documents, as amended, complied in all material respects with the requirements of the Exchange Act, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.6           VALID ISSUANCES. When issued and paid for as herein provided, the Purchase Shares will be duly and validly issued, fully paid, and non-assessable. The sale of the Purchase Shares pursuant to this Agreement, and the Company's performance of its obligations hereunder, shall not (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Purchase Shares, or any of the assets of the Company, or (b) entitle the holders of outstanding shares of Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company (other than as have been waived or with respect to which the time for exercise has run). The Purchase Shares shall not subject any Investor to personal liability, in excess of the subscription price by reason of the ownership thereof.

Section 4.7           NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Purchase Shares, do not and will not (a) result in a violation of the Company’s Articles of Incorporation or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to the execution hereof,  any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor herein.

Section 4.8           NO MATERIAL ADVERSE CHANGE. Other than events disclosed in the Company’s SEC Filings, since January 1, 2015 no event has occurred that would have a Material Adverse Effect on the Company.

Section 4.9           LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the Company’s SEC Filings, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

Section 4.10         DILUTION. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Purchase Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

ARTICLE V
COVENANTS OF EACH INVESTOR

Section 5.1           COMPLIANCE WITH LAW; TRADING IN SECURITIES. Each Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and U.S. federal securities laws, rules and regulations, and the rules and regulations of FINRA and the Principal Market on which the Common Stock is listed or quoted.

Section 5.2           SHORT SALES AND CONFIDENTIALITY. Neither any Investor nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof to the Closing Date.

Other than to other Persons party to this Agreement, each Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1           RESERVATION OF COMMON STOCK. The Company will, from time to time as needed in advance of a Closing Date, reserve and keep available until the consummation of such Closing, free of preemptive rights sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Purchase Shares to be issued in connection therewith.

Section 6.2           LISTING OF COMMON STOCK. If the Company applies to have the Common Stock traded on any other Principal Market, it shall include in such application the Purchase Shares, and shall take such other action as is necessary or desirable in the reasonable opinion of any Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the FINRA and the Principal Market.

ARTICLE VII
CONDITIONS TO DELIVERY OF
CLOSING NOTICES AND CONDITIONS TO CLOSING

Section 7.1           CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Purchase Shares to each Investor is subject to the satisfaction of each of the conditions set forth below.

(a)   ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b)          PERFORMANCE BY INVESTOR. Such Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to such Closing.

(c)          PRINCIPAL MARKET REGULATION. The Company shall not issue any Purchase Shares, and each Investor shall no have the right to receive any Purchase Shares, if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”).

Section 7.2           CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A CLOSING NOTICE AND THE OBLIGATION OF EACH INVESTOR TO PURCHASE THE PURCHASE SHARES. The right of the Company to deliver a Closing Notice and the obligation of each Investor hereunder to acquire and pay for the Purchase Shares is subject to the satisfaction of each of the following conditions:

(a)          EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall have been declared effective for the sale by the Investors of the Registered Securities subject to such Closing Notice, and (i) neither the Company nor any Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(b)          ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

(c)          PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d)          NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)          NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the FINRA and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(f)          PRINCIPAL MARKET REGULATION. The Company shall not issue any Purchase Shares, and each Investor shall not have the right to receive any Purchase Shares, if the issuance of such shares would exceed the Exchange Cap.
(g)          NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(h)        OTHER. On the date of delivery of the Closing Notice, each Investor shall have received a certificate in substantially the form and substance of Exhibit C hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

ARTICLE VIII
LEGENDS

Section 8.1         NO STOCK LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend shall be placed on the share certificates representing the Purchase Shares; provided, however, each Investor represents, warrants and covenants to the Company that all sales of the Purchase Shares shall occur (a) under the Registration Statement and incompliance with the prospectus delivery requirements of the Securities Act, or (b) in compliance with the requirements of Rule 144 under the Securities Act.

Section 8.2         INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon the sale of the Common Stock.

ARTICLE IX
NOTICES; INDEMNIFICATION

Section 9.1          NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid, or (c) transmitted by hand delivery, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:
ULURU Inc.
4452 Beltway Drive
Addison, TX 75001
Email: kgray@uluruinc.com

If to an Investor:
[As provided on Exhibit A]

Either party hereto may from time to time change its address or email for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address to the other party hereto.

Section 9.2           INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from Indemnified Party's failure to perform any covenant or agreement contained in this Agreement or Indemnified Party's negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.3           METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

(a)          In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "CLAIM NOTICE") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "DISPUTE PERIOD") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)          If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii)         If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)        If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)          In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)          The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(d)          The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X
MISCELLANEOUS

Section 10.1         GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and each Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York City, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.2         JURY TRIAL WAIVER. The Company and each Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3         ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and each Investor and their respective successors. Neither this Agreement nor any rights of any Investor or the Company hereunder may be assigned by either party to any other person.

Section 10.4         THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investors and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 10.5         TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investors; provided, however, that the provisions of Articles IX, and Sections 10.1 and 10.2 shall survive the termination of this Agreement for a period of twenty four (24) months.

Section 10.6         ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and the Investors with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may not be amended.

Section 10.7         FEES AND EXPENSES. The Company agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Purchase Shares pursuant hereto.

Section 10.8         COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.9         SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10         FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11         NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12         EQUITABLE RELIEF. Each party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief. Each party therefore agrees that each other party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.13         TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14         REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the Closing Price for the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Finance L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

[-Signature page follows-]

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

ULURU INC.

By: /s/ Kerry P. Gray
Name: Kerry Gray
Title: Chief Executive Officer

INVESTORS:

Lang & Schwarz Broker GmbH
NAME OF INVESTOR

/s/ Peter Zahn
SIGNATURE OF AUTHORIZED SIGNATORY

INVESTMENT AMOUNT: $1,550,225

[-Signature page to Securities Purchase Agreement-]

Exhibit A

Investors and Investment Amount

Name of Investor	Address and Email	Investment Amount	Purchase Shares
Capital-Forum AG	Capital-Forum AG Mr. Thomas Wukonigg Maximilianstrasse 18 D-80539 München thomas.wukonigg@capital-forum.de	$ 418,000	1,100,000
E-Consult Kft	(E-CONSULT Tanácsadó Korlátolt Felelősségű Társaság) Mr. Heinz Matthies Kálnoki utca 49 HR-9200 Mosonmagyaróvár e.mail: vienna1@chello.at	$ 100,000 $ 282,775	263,158 744,145
Mr. Harald Wengust (Privat)	Hauptstr. 49 AT-2372 Gießhübl e.mail: harry@wengust.com	$ 150,000	394,736
Lupus Alpha Asset Management AG	Lupus Alpha Asset Management AG Mr. Matthias Rosenberger Speicherstraße 49-51 60327 Frankfurt e.mail: Matthias.rosenberger@lupusalpha.de	$ 190,000	500,000
Donau Invest Beteiligungs Ges.m.b.H.	Donau Invest Beteiligungs Ges.m.b.H. Mrs. Isabella de Krassny Am Heumarkt 10 1030 Wien e.mail: isabella.krassny@donau-invest.at	$ 76,000	200,000
Security KAG	Security KAG Mr. Manfred Zöhrer Burgring 16 8010 Graz-Austria e.mail:manfred.zoehrer@capitalbank.at	$ 333,450	877,500

		$ 1,550,225	4,079,539

EXHIBIT B

FORM OF CLOSING NOTICE

TO: INVESTORS UNDER SECURITIES PURCHASE AGREEMENT

We refer to the Securities Purchase Agreement dated [_______](the “Agreement”) entered into by ULURU Inc. (the “Company”) and the investors party thereof.  Capitalized terms defined in the Agreement shall, unless otherwise defined, have the same meaning when used herein.

We hereby:

1) Certify that, as of the date hereof, to the best of our knowledge, the conditions set forth in Section 7.2 of the Agreement are satisfied.

2) Give you notice that we require you to wire the Investment Amount associated with your name on Exhibit A to the Agreement to the Company on [specific date], which shall be the Closing Date, using the wiring instructions set forth below, for the purchase of the Purchase Shares. The wiring instructions are as follows:

[____________________]

3) Request that you cause your broker to initiate a DWAC share transfer request on the Closing Date.

Date: _____________, 2015

ULURU Inc.
By: ____________________________
Name:
Title:

EXHIBIT C

FORM OF CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER OF ULURU INC.

Pursuant to Section 7.2(h) of that certain Securities Purchase Agreement dated [________] 2015 (the “Agreement”) by and among the Company and the Investors identified therein (the “Investors”), the undersigned, in his capacity as the Chief Executive Officer of ULURU INC. (the “Company”), and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1.          The representations and warranties of the Company are true and correct in all material respects as of the Condition Satisfaction Date as though made on the Condition Satisfaction Date (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing from the date of the Agreement to and including the Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement to be incorrect and which have been corrected with no continuing impairment to the Company or Investor; and

2.          All of the Company’s conditions to Closing set forth in Section 7.2 of the Agreement have been satisfied as of the Condition Satisfaction Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ___ day of ____________, 201_5.

By:__________________________
Name:
Title:

e

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